Exhibit 99.1


                                 [NETSOL LOGO]

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               NETSOL TECHNOLOGIES INC. REPORTS FINANCIAL RESULTS
                            FOR YEAR-END FISCAL 2004

 AGGRESSIVE MARKETING AND SALES EFFORTS DRIVE ORGANIC REVENUE GROWTH 54 PERCENT
          FOR FISCAL 2004, GUIDANCE FOR FISCAL 2005 REVENUES INCREASED
                         FROM $9 MILLION TO $10 MILLION

CALABASAS, CA - September 15, 2004 - NETSOL TECHNOLOGIES, INC. (NASDAQ:NTWK), a developer of proprietary software applications and provider of information technology (IT) services, today reported revenues for its fiscal year ended June 30, 2004, of $5.8 million, with a net loss of $2.9 million, or a loss per weighted average share of ($0.38), as compared to revenues of $3.7 million with a net loss of $2.1 million, or a loss per weighted average share of ($0.58) for fiscal 2003. Gross profit for the year ended June 30, 2004, increased to $3.1 million, or 53.7 percent gross profit margin, as compared to gross profit margins of $ 1.9 million, or 52.5 percent gross profit margin for fiscal 2003. The company ended the year with approximately $1.3 million in cash and cash equivalents, as compared to $214,490 at year end fiscal 2003.

"We are very pleased to report meeting our guidance for 2004 by exceeding 50 percent top line growth," said Naeem Ghauri, Chief Executive Officer for NetSol. "The 54 percent annual revenue growth was marked by an increased demand for LeaseSoft, along with expanding markets both domestically and abroad for IT services, consulting, and ISP-related products and services."

The company's primary subsidiary, NetSol Technology (Pvt) Ltd., reported a record 140 percent growth in revenue to $3.2 million, with a net profit of $1.5 million for year ended June 30, 2004. This compares with revenues of $1.3 million and net profit of approximately $39,000 for the previous year ended June 30, 2003.

"Over the past six months," continued Ghauri, "we initiated aggressive worldwide marketing and sales campaigns aimed at driving organic growth, including the addition of several new senior sales professionals in our Asia Pacific, United Kingdom and Pakistan offices. This new focus, along with a continued emphasis on tightened financial controls and streamlined operations, has helped us track toward projected profitability by the second quarter of 2005, and significant revenue growth as high as $10 million by year end."

Fourth Quarter Highlights:

      o     DaimlerChrysler signed global LeaseSoft frame contract

      o Australian Motor Finance Pty. Ltd. signed potential multi-million dollar revenue sharing agreement for new POS software solution

      o Company raised $2.05 million in new financing for investment in technology infrastructure and global business development

      o     Launched expanded beta testing program for Pearl Treasury System
            Software

      o gedas Group signed exclusive Japanese market distribution agreement for LeaseSoft PAGE 2-2-2


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NETSOL TECHNOLOGIES INC. REPORTS FINANCIAL RESULTS FOR YEAR-
END FISCAL 2004
Page 2-2-2


      o NetSol IT Village opened, named a Software Technology Park by Pakistan government

      o     Company signed six additional development contracts

      o     Launched worldwide marketing and direct sales campaigns

      o For the quarter ended June 30, 2004, revenue increased 52% to $1.87 million, compared to $1.23 million in the comparable quarter of 2003;

      o Net loss for the quarter, ended June 30, 2004, grew to $ 1.13 million , up from $416,000 in the fourth quarter of 2003, due to mostly non-cash expenses

The company reported a net EBITDA (earnings before interest, tax, depreciation, and amortization) loss of $1.2 million for fiscal 2004, compared to an EBITDA loss of $560,616 for fiscal 2003. "Financial results for both the fourth quarter and year-end met our expectations," said NetSol Chairman Najeeb U. Ghauri. "The increase in the loss from operations was due to significant one-time charges associated with activities undertaken to provide the foundation for dramatic future growth."

One-time extraordinary operating expenses included:

1) The relocation of more than 250 employees to NetSol's newly-opened Technology Park facility, as well as the moving of its East Coast and U.K. offices in the fourth quarter;

2) Increased general and administrative expenses for new hires in sales, marketing, software development, corporate, quality control, and legal;

3) Approximately $400,000 in non-cash charges for the issuance of warrants in fees;

4) Legal, accounting, and administrative expenses for due-diligence activities related to Silicon Space, the company's acquisition candidate, which was abandoned; and

5) Public entity costs including proxies along with compliance on new procedures associated with Sarbanes-Oxley Act, such as the formation of new committees, changes in board personnel, and technology and processes related to internal and external financial reporting.

Ghauri went on to note that several extraordinary expenses will benefit the company moving forward, including a $150,000 per year rent savings with the new Lahore facility, established processes and procedures in place to comply with the Sarbanes Oxley Act and related SEC filings, and the addition of personnel in revenue-generating functional areas versus operational and administrative.

"We are extremely pleased with our year-to-date results," said Naeem Ghauri. "We have not only continued to make tremendous strides in firming up our technology infrastructure to form a base from which to spur future growth, but our increased front line sales and marketing efforts have already driven significant revenue this year, including contracts with Fortune 500 companies, such as Toyota and Daimler Chrysler. Additionally, these campaigns are already providing a strong pipeline for the coming year."

"Given our strong pipeline and recent industry growth forecasts, we are confident in continued returns from our core IT consulting and services business," commented Ghauri. "Additionally, with the expansion into new market niches, including insurance, increased demand for ISP products and services, and global recognition of LeaseSoft as a premiere software solution, we are well positioned to achieve our guidance estimates for 2005."

According to a recent report from International Data Corporation (IDC), the worldwide IT services market is forecasted to grow to $707.3 billion by 2007, at a compound annual growth rate (CAGR) of 5.7 percent.


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NETSOL TECHNOLOGIES INC. REPORTS FINANCIAL RESULTS FOR YEAR-
END FISCAL 2004
Page 3-3-3


"We anticipate 2005 to be a breakout year, not only for NetSol proper, but for our subsidiaries as well," continued Ghauri. "This past year marked the end of our investment period. Moving forward, we anticipate that all our subsidiaries, including our Lahore facility and NetSol Akhter, should shift from cost centers to stand alone profit centers. The ISP-services market in Pakistan is an extremely hot sector, and NetSol-Akhter is projecting more than 40 percent growth. While we have posted record earnings in one key subsidiary, we are confident 2005 will be a year for across-the-board profitability and sustainable top line growth."

As in the prior fiscal year, our auditors have included an emphasis paragraph on going concern in their opinion.

ABOUT NETSOL TECHNOLOGIES, INC.

NetSol Technologies is a leading end-to-end solution provider for the lease and finance industry. Headquartered in Calabasas, CA, NetSol Technologies, Inc. operates on a global basis with locations in the U.S., Europe, East Asia and Asia Pacific. NetSol helps its clients identify, evaluate and implement technology solutions to meet their most critical business challenges and maximize their bottom line. By utilizing its worldwide resources, NetSol delivers high-quality, cost-effective IT services ranging from consulting and application development to systems integration and outsourcing. NetSol's commitment to quality is demonstrated by its achievement of both ISO 9001 and SEI (Software Engineering Institute) CMM (Capability Maturity Model) Level 3 assessment. For more information, visit NetSol Technologies' web site at www.netsoltek.com.

STATEMENT OF OPERATIONS FOR THE YEARS ENDED JUNE 30, 2004 AND 2003 IS AS
FOLLOWS:

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NETSOL TECHNOLOGIES INC. REPORTS FINANCIAL RESULTS FOR YEAR-
END FISCAL 2004
Page 4-4-4

                                                             For the Year
                                                              Ended June,
                                                        2004            2003
                                                     -----------    -----------

NET REVENUES                                         $ 5,749,062    $ 3,745,386
COST OF REVENUES                                       2,656,377      1,778,993
                                                     -----------    -----------
GROSS PROFIT                                           3,092,685      1,966,393

OPERATING EXPENSES:
      Selling and marketing                              253,701         76,136
      Depreciation and amortization                    1,714,754      1,576,890
      Settlement costs                                   122,500        202,759
      Bad debt expense                                   219,909        415,384
      Salaries and wages                               1,493,252        934,383
      Professional services, including non-cash
          compensation                                   464,332        272,447
      General and adminstrative                        1,759,607        956,644
                                                     -----------    -----------
          Total operating expenses                     6,028,055      4,434,643
                                                                    -----------
LOSS FROM OPERATIONS                                  (2,935,370)    (2,468,250)
OTHER INCOME AND (EXPENSES)
      Loss on sale of assets                             (35,173)        (5,464)
      Beneficial conversion feature                     (137,230)            --
      Gain on forgiveness of debt                        320,318             --
      Fair market value of warrants issued              (230,413)            --
      Interest expense                                  (172,101)      (135,243)
      Other income and (expenses)                        (53,165)        (6,624)
MINORITY INTEREST IN SUBSIDIARY                          273,159             --
                                                                    -----------
LOSS FROM CONTINUING OPERATIONS                       (2,969,975)    (2,615,581)
GAIN FROM DISCONTINUATION OF A SUBSIDIARY                     --        478,075
                                                     -----------    -----------
NET LOSS                                              (2,969,975)    (2,137,506)
OTHER COMPREHENSIVE (LOSS)/GAIN:
      Translation adjustment                            (299,507)      (380,978)
                                                     -----------    -----------
COMPREHENSIVE LOSS                                   $(3,269,482)   $(2,518,484)
                                                     ===========    ===========
NET LOSS PER SHARE - BASIC AND DILUTED:
      Continued operations                           $     (0.38)   $     (0.58)
                                                     ===========    ===========
      Discontinued operations                        $        --    $      0.11
                                                     ===========    ===========
      Net loss                                       $     (0.38)   $     (0.47)
                                                     ===========    ===========

Weighted average number
      of shares outstanding - basic and diluted*       7,881,554      4,512,203


*The basic and diluted net loss per share has been retroactively restated to effect a 5:1 reverse stock split on August 18, 2003
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Securities Exchange Act of 1934

This release is comprised of inter-related information that must be interpreted in the context of all the information provided; accordingly, care should be exercised not to consider portions of this release out of context. This release is provided in compliance with Commission Regulation FD and contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21B of the Securities Exchange Act of 1934. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumption or future events or performance, are not statements of historical fact and may be "forward-looking statements." Forward looking statements are based on expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. Forward looking statements in this action may be identified through the use of words such as "expects", "will", "anticipates", "estimates", "believes", or statements indicating certain actions "may", "could", or "might" occur. Such statements reflect the current views of NetSol Technologies with respect to future events and are subject to certain assumptions, including those described in this release. Should one or more of the underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed or expected. NetSol Technologies does not intend to update these forward-looking statements prior to announcement of quarterly or annual results.

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